Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Senior Vice President - Finance
614-278-6622

BIG LOTS REPORTS SECOND QUARTER EPS OF $0.50 PER DILUTED SHARE

COMPANY UPDATES OUTLOOK FOR FISCAL 2011

Columbus, Ohio - August 25, 2011 - Big Lots, Inc. (NYSE: BIG) is reporting net income of $35.7 million, or $0.50 per diluted share, for the second quarter of fiscal 2011 ended July 30, 2011. This compares to net income of $38.9 million, or $0.48 per diluted share, for the second quarter of fiscal 2010. For the year-to-date period ended July 30, 2011, net income totaled $88.2 million, or $1.20 per diluted share, compared to net income of $94.8 million, or $1.17 per diluted share, for the same period in fiscal 2010.
Both second quarter and year-to-date results for fiscal 2011 include a loss from continuing operations of $1.2 million, or $0.02 per diluted share (non-GAAP), related to the Canadian retail operations we assumed through our acquisition of all outstanding shares of Liquidation World Inc on July 18, 2011. Excluding the impact of our new Canadian operations, income from continuing operations was $36.9 million, or $0.52 per diluted share (non-GAAP), for the second quarter of fiscal 2011 and $89.4 million, or $1.22 per diluted share (non-GAAP), for the year-to-date period of fiscal 2011. The impact of the acquisition was not previously included in the guidance provided by management; therefore, we have included a calculation and reconciliation of the diluted earnings per share by segment in our “Segment Operating Performance” schedule attached to this press release. We believe that this non-GAAP financial measure should facilitate analysis by investors and others who follow our performance.
Results also include discontinued operations activity which was minimal for both the second quarter and year-to-date results of fiscal 2011 and fiscal 2010 and is discussed later in this release.

SECOND QUARTER HIGHLIGHTS

•	Income from continuing operations of $0.50 per diluted share versus income from continuing operations of $0.48 per diluted share last year

•	Opened 15 new stores

•	Invested $236 million to repurchase 7.2 million shares, or approximately 10% of our outstanding shares

•	Announced completion of new $700 million revolving credit facility to support future growth both domestically and internationally

•	Completed the acquisition of Liquidation World, Inc. (now known as Big Lots Canada, Inc.), a Canadian retailer, marking our first expansion outside of the U.S.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Continuing Operations

For the second quarter of fiscal 2011, income from continuing operations was $35.7 million, or $0.50 per diluted share, compared to income from continuing operations of $38.8 million, or $0.48 per diluted share, for the same period of fiscal 2010.

Net sales for the second quarter of fiscal 2011 increased 2.2% to $1,167.1 million, compared to $1,142.3 million for the same period in fiscal 2010. Comparable store sales for U.S. stores open at least two years at the beginning of the fiscal year decreased 1.5% for the quarter.

Operating profit for the second quarter of fiscal 2011 was $59.8 million compared to second quarter of fiscal 2010 operating profit of $63.2 million. As anticipated, our operating profit dollar performance was a result of lower comparable store sales and gross margin rate, partially offset by expense leverage as a percent of sales. For the second quarter of fiscal 2011, interest expense was $1.3 million compared to interest expense of $0.5 million last year, and the effective income tax rate for the second quarter of fiscal 2011 was 38.9% compared to 38.3% last year.

Inventory and Cash Management

Inventory ended the second quarter of fiscal 2011 at $780 million compared to $734 million last year. The increase of approximately 6% represents the Canadian acquisition, growth in the number of U.S. stores, and approximately 2% per store growth of inventory in our U.S. stores.

We ended the second quarter of fiscal 2011 with $58 million of Cash and Cash Equivalents and $60 million of borrowings under our credit facility compared to $171 million of Cash and Cash Equivalents and no borrowings under our credit facility as of the end of the second quarter of fiscal 2010. The use of cash and debt by our business over the last 12 months was the result of share repurchase activity and the acquisition and funding to date of our Canadian operations, partially offset by positive cash flow (defined as operating activities less investing activities) generated by our U.S. business.

During the second quarter of fiscal 2011, we announced the signing of a new $700 million five-year unsecured revolving credit facility which includes a $200 million Canadian Dollar sub-facility allowing us to efficiently support the growth of our newly acquired Canadian operations. The new facility replaced our prior $500 million credit facility which was set to expire in April 2012. Further details are available in our Form 8-K filed on July 27, 2011.

Share Repurchase Activity

As a reminder, to begin the second quarter of fiscal 2011, we had $58 million available to invest under a $400 million share repurchase program (“March 2010 Program”) authorized by our Board of Directors in March 2010. Additionally, on May 25, 2011, our Board of Directors unanimously approved a new share repurchase program (“May 2011 Program”) providing for the repurchase of up to $400 million of our common shares. The May 2011 Program was eligible to begin after the completion of the March 2010 Program.

During the second quarter of fiscal 2011, we completed our March 2010 Program and began our May 2011 Program by investing $236 million to repurchase 7.2 million shares at an average price of $32.67 per share. Subsequent to the end of the second quarter of fiscal 2011, we continued to invest in our repurchase efforts and through yesterday (August 24, 2011) we have invested $77 million in the third quarter of fiscal 2011 to repurchase 2.5 million shares at an average price of $31.11 per share. Year to date for fiscal 2011, we have invested $313 million to repurchase 9.7 million shares, or

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

approximately 13% of our outstanding shares, at an average price of $32.28 per share. Today, we have $145 million remaining under our $400 million May 2011 Program. The remaining amount will be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes. The repurchase program will continue until exhausted.

Discontinued Operations

As discussed in our Form 10-K filed with the SEC on March 30, 2011, activity related to KB Toys, our former division, as well as the operating results and costs associated with 130 Big Lots stores closed in January 2006 are classified as discontinued operations. Net loss from discontinued operations for the second quarter of fiscal 2011 was less than $0.1 million compared to net income from discontinued operations of $0.1 million for the second quarter of fiscal 2010. On a year to date basis, the net loss from discontinued operations as of the end of the second quarter of fiscal 2011 totaled $0.1 million compared to a net loss of less than $0.1 million in the prior year.

2011 OUTLOOK

•	Updating fiscal 2011 annual guidance for income from continuing operations to $2.80 to $2.90 per diluted share versus income from continuing operations of $2.83 per diluted share last year

•	Updating Cash Flow guidance to $145 million, which includes expected cash outflow related to our recently acquired Canadian operations

•	$313 million of company stock, or 13% of outstanding shares, repurchased year to date and included in our updated EPS guidance

We are updating our fiscal 2011 earnings per share guidance to $2.80 to $2.90 per diluted share compared to prior guidance which called for $2.75 to $2.90 per diluted share. This updated guidance reflects our outperformance during the second quarter and the forecasted positive impact of recent share repurchase activity, partially offset by the expected impact of our recently acquired Canadian business. On a year to date basis, we have repurchased $313 million of company stock. For guidance purposes, we are not including any additional investment of the $145 million currently remaining under May 2011 Program.
Conference Call/Webcast
We will host a conference call today at 8:00 a.m. Eastern Time to discuss our financial results for the second quarter and provide commentary on our outlook for the balance of fiscal 2011. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).
If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Thursday, September 8. A replay of the call will be available beginning August 25 at 12:00 noon (Eastern Time) through September 8 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The PIN number is 9515945.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Big Lots is North America's largest broadline closeout retailer. As of the end of the second quarter of fiscal 2011 (July 30, 2011), we operated 1,415 BIG LOTS stores in the 48 contiguous United States and 88 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JULY 30	JULY 31
	2011	2010
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$57,829	$170,711
Inventories	780,070	734,208
Deferred income taxes	47,086	52,415
Other current assets	99,026	72,030
Total current assets	984,011	1,029,364

Property and equipment - net	542,462	503,766

Deferred income taxes	12,404	20,658
Goodwill	21,507	—
Other assets	40,034	36,178
	$1,600,418	$1,589,966

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$367,542	$340,969
Property, payroll and other taxes	77,653	76,969
Accrued operating expenses	61,846	58,119
Insurance reserves	37,668	37,619
KB bankruptcy lease obligation	3,342	3,768
Accrued salaries and wages	21,353	36,133
Income taxes payable	1,395	738
Total current liabilities	570,799	554,315

Long-term obligations under bank credit facility	60,400	—

Deferred rent	50,966	35,765
Insurance reserves	46,898	45,919
Unrecognized tax benefits	18,857	19,646
Other liabilities	35,951	22,649

Shareholders' equity	816,547	911,672
	$1,600,418	$1,589,966

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 30, 2011		JULY 31, 2010
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,167,135	100.0	$1,142,309	100.0
Gross margin	460,536	39.5	462,425	40.5
Selling and administrative expenses	379,347	32.5	380,374	33.3
Depreciation expense	21,428	1.8	18,848	1.6
Operating profit	59,761	5.1	63,203	5.5
Interest expense	(1,334)	(0.1)	(503)	(0.0)
Other income	54	0.0	177	0.0
Income from continuing operations before income taxes	58,481	5.0	62,877	5.5
Income tax expense	22,767	2.0	24,098	2.1
Income from continuing operations	35,714	3.1	38,779	3.4
(Loss) income from discontinued operations, net of tax benefit (expense) of $20 and $(65), respectively	(31)	(0.0)	98	0.0
Net income	$35,683	3.1	$38,877	3.4

Earnings per common share - basic (a)
Continuing operations	$0.51		$0.49
Discontinued operations	0.00		0.00
Net income	$0.51		$0.49

Earnings per common share - diluted (a)
Continuing operations	$0.50		$0.48
Discontinued operations	0.00		0.00
Net income	$0.50		$0.48

Weighted average common shares outstanding
Basic	70,130		79,467
Dilutive effect of share-based awards	919		866
Diluted	71,049		80,333

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 30, 2011		JULY 31, 2010
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,394,409	100.0	$2,377,471	100.0
Gross margin	954,665	39.9	964,380	40.6
Selling and administrative expenses	766,514	32.0	773,154	32.5
Depreciation expense	42,092	1.8	37,948	1.6
Operating profit	146,059	6.1	153,278	6.4
Interest expense	(1,835)	(0.1)	(1,009)	(0.0)
Other income	166	0.0	520	0.0
Income from continuing operations before income taxes	144,390	6.0	152,789	6.4
Income tax expense	56,145	2.3	58,012	2.4
Income from continuing operations	88,245	3.7	94,777	4.0
Loss from discontinued operations, net of tax benefit of $60 and $1, respectively	(91)	(0.0)	(2)	(0.0)
Net income	$88,154	3.7	$94,775	4.0

Earnings per common share - basic (a)
Continuing operations	$1.22		$1.18
Discontinued operations	0.00		0.00
Net income	$1.22		$1.18

Earnings per common share - diluted (a)
Continuing operations	$1.21		$1.17
Discontinued operations	0.00		0.00
Net income	$1.20		$1.17

Weighted average common shares outstanding
Basic	72,088		80,200
Dilutive effect of share-based awards	1,089		1,090
Diluted	73,177		81,290

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
SEGMENT OPERATING PERFORMANCE
(In thousands, except per share data)

	13 WEEKS ENDED
	JULY 30, 2011 (a)
	U.S.	Canada	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$1,163,201	$3,934	$1,167,135
Gross margin	459,045	1,491	460,536
Selling and administrative expenses	377,548	1,799	379,347
Depreciation expense	21,349	79	21,428
Operating profit (loss)	60,148	(387)	59,761
Interest expense	(544)	(790)	(1,334)
Other income	42	12	54
Income (loss) from continuing operations before income taxes	59,646	(1,165)	58,481
Income tax expense	22,767	0	22,767
Income (loss) from continuing operations	$36,879	$(1,165)	$35,714
Diluted earnings per share from continuing operations (b)	$0.52	$(0.02)	$0.50

	26 WEEKS ENDED
	JULY 30, 2011 (a)
	U.S.	Canada	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$2,390,475	$3,934	$2,394,409
Gross margin	953,174	1,491	954,665
Selling and administrative expenses	764,715	1,799	766,514
Depreciation expense	42,013	79	42,092
Operating profit (loss)	146,446	(387)	146,059
Interest expense	(1,045)	(790)	(1,835)
Other income	154	12	166
Income (loss) from continuing operations before income taxes	145,555	(1,165)	144,390
Income tax expense	56,145	—	56,145
Income (loss) from continuing operations	$89,410	$(1,165)	$88,245
Diluted earnings per share from continuing operations (b)	$1.22	$(0.02)	$1.21

(a)
The consolidated results of operations are comprised of the U.S. and Canadian operating segments. The results of the Canadian operating segment reflect activities from the date of acquisition (July 18, 2011) through the period end. Prior year results are not presented as we operated only one segment during fiscal 2010.

(b)
The diluted earnings per share from continuing operations by segment are separately calculated; therefore, the sum of diluted earnings per share from continuing operations by segment may differ, due to rounding, from the calculated consolidated diluted earnings per share from continuing operations. Diluted earnings per share from continuing operations by segment is a “non-GAAP financial measure” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), which our management believes is useful information to investors.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JULY 30, 2011	JULY 31, 2010
	(Unaudited)	(Unaudited)

Net cash provided by (used in) operating activities	$(14,920)	$29,911

Net cash used in investing activities	(18,796)	(38,876)

Net cash used in financing activities	(192,350)	(81,272)

Decrease in cash and cash equivalents	(226,066)	(90,237)
Cash and cash equivalents:
Beginning of period	283,895	260,948
End of period	$57,829	$170,711

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	JULY 30, 2011	JULY 31, 2010
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$110,625	$137,672

Net cash used in investing activities	(37,895)	(50,303)

Net cash used in financing activities	(192,440)	(200,391)

Decrease in cash and cash equivalents	(119,710)	(113,022)
Cash and cash equivalents:
Beginning of period	177,539	283,733
End of period	$57,829	$170,711